SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***)
Execution Copy

SECOND AMENDED AND RESTATED MASTER PRODUCT PURCHASE AGREEMENT

This Second Amended and Restated Master Product Purchase Agreement (this “Agreement”) is made and entered into this 10th day of September, 2019 (the “Execution Date”), by and between Smart Sand, Inc. a Delaware corporation, with a place of business at 1000 Floral Vale Boulevard, Suite 225, Yardley, PA 19067 (“Smart Sand”), and Schlumberger Technology Corporation, a Texas corporation, with a place of business at 300 Schlumberger Drive, Sugar Land, TX 77478 (“Buyer”).

RECITALS

A.    Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.    Whereas, Smart Sand and Buyer are parties to that certain Amended and Restated Master Product Purchase Agreement, dated effective as of November 1, 2015, as amended by the First Amendment to Amended and Restated Master Product Purchase Agreement, dated as of January 20, 2016, the Second Amendment to Amended and Restated Master Product Purchase Agreement, dated as of September 30, 2016, and the Third Amendment to Master Product Purchase Agreement, dated effective April 1, 2018 (as so amended, the “Original Agreement”); and

B.    Whereas, in connection with that certain Settlement Agreement and Release, dated of even date herewith, by and between Smart Sand and Buyer (the “Settlement Agreement”), and the release of prior liability under the Original Agreement pursuant to the Settlement Agreement, Smart Sand and Buyer desire to amend and restate in its entirety the Original Agreement, as set forth in this Agreement, to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm semiannual (i.e. six months) and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.    Products, Forecasts and Quantity Commitments

1.1    Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, ISO grade *** frac sand products based on the specifications (the “Specifications”) set forth in Appendix C attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix set forth in Appendix B, and in quantities at least equal to the following minimum semiannual and annual tonnage requirements (the “Semiannual Minimum Tons ” and “Minimum Tons per Year”, respectively):

Contract Year*	Minimum Tons per Year	Minimum Tons per Semiannual period **
1	***	***
2	***	***
3	***	***
4	***	***
*The number of Contract Years is subject to reduction as set forth in Section 7.1.
**The Semiannual Minimum Tons is subject to adjustment as set forth in Section 1.6.

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.

1.2    For purposes of this Agreement: a “Contract Year” shall mean the period beginning on October 1 of a given year and ending at 11:59 p.m. on September 30 of the immediately following year. For the avoidance of doubt, Contract Year 1 shall be October 1, 2019 through September 30, 2020, Contract Year 2 shall be October 1, 2020 through September 30, 2021, and continuing in this manner until the expiration of the Term.

1.3    On the Execution Date, Buyer has provided Smart Sand with a *** forecast that includes a good faith estimate for all Product requirements (including product mix and tonnage amounts and subject to the limitations set forth in this Agreement), a copy of which is attached hereto as Schedule 1 and made a part hereof (a “Forecast”). The Forecast shall be a rolling forecast and shall be updated by Buyer in writing on a weekly basis. The Forecast shall not be binding. Buyer shall submit Purchase Orders in accordance with this Agreement to Smart Sand at least *** in advance of the proposed delivery date, which purchase orders shall be binding. Smart Sand expressly acknowledges that in some instances Buyer may not take possession of Product because of, but not limited to, times when circumstances beyond Buyer’s control cause delays to Buyer’s work. As such, Buyer shall be allowed to delay pick up of Products for deliveries at Van Hook, ND and, if consented to by Smart Sand in accordance with Section 2.1, up to *** that may be delivered at Smart Sand’s Oakdale, WI facility or Byron, WI facility for up to *** without charges for demurrage. If Buyer does not take possession of such ordered tonnages on or before the end of such *** period, then Smart Sand may cancel delivery of such tonnage and Buyer shall pay the Contract Price. Such tonnages shall count towards the applicable Semiannual Minimum Tons and Minimum Tons per Year and the Prepayment Balance shall be reduced at a rate of ***. Any such volumes that are delayed do not count towards the following month’s allocation.

1.4    In no event will Smart Sand be required to provide to Buyer in any given month during the Term an aggregate amount exceeding *** tons of Products (the “Monthly Maximum”); provided, however, that the Monthly Maximum (i) shall be increased in accordance with Section 1.6, and (ii) may be increased for one or more months upon the prior written consent of Smart Sand.

1.5    Subject to Section 1.6, in the event that Buyer purchases an amount of Products less than the Semiannual Minimum Tons (as may be adjusted pursuant to Section 1.6) in any semiannual period during the Term (such tonnage shortfall, a “Shortfall”), then Smart Sand shall retain the portion of the Prepayment (as defined in Section 2.5) attributable to such Shortfall, which portion shall be equal to *** (such retained amount, a “Retained Prepayment”), and the Prepayment Balance (as defined below) shall automatically be reduced by an amount equal to the Retained Prepayment. Smart Sand shall have no obligation to deliver to Buyer Products included in all or any portion of any Shortfall.
1.6    If Buyer purchases less than *** tons of Products during the period commencing on November 1 and ending on January 31 of any Contract Year (such tonnage shortfall, a “Seasonal Shortfall”), then up to *** tons of such Seasonal Shortfall shall be deferred (the “Deferred Tons”) to the immediately subsequent semiannual period and such Deferred Tons shall be added to the Semiannual Minimum Tons in such semiannual period (and the Monthly Maximum during such semiannual period shall be adjusted upward by an amount equal to ***). By way of example, if Buyer purchases *** tons in the period commencing on November 1 and ending on January 31 of Contract Year 1, then (i) the Seasonal Shortfall amount of *** tons shall become Deferred Tons, (ii) the Semiannual Minimum Tons in the immediately subsequent semiannual period of Contract Year 1 shall be *** tons, and (iii) the Monthly Maximum in the immediately subsequent semiannual period of Contract Year 1 shall be *** tons.. For the avoidance of doubt, any Deferred Tons that are not purchased in such immediately subsequent semiannual period shall automatically be part of the Shortfall for such semiannual period. Notwithstanding the foregoing, if there are any overages during the semiannual period in which there is a Seasonal Shortfall, then such overage amounts shall be applied to reduce any Deferred Tons for such period.
1.7    Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

1.8    The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer or Smart Sand shall not apply to any order. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not amend the terms of this Agreement.

1.9    The parties agree that the mechanism quantifying losses arising from the failure to purchase the minimum tonnages under this Agreement or a breach or termination of this Agreement are inherently difficult to measure and have, therefore, negotiated the provisions set forth in this Agreement (including the appendices hereto) for the express purpose of avoiding any later disagreement regarding the quantum of damages. The parties further stipulate that each of the payments agreed to by the parties and set forth herein which are due in connection with any breach or termination of this Agreement are not penalties, but rather are reasonable measures or forecasts of damages based upon the parties’ experience in the frac sand industry and given that the nature of the losses that may result from any such breach or termination of this Agreement are difficult to quantify. Notwithstanding anything to the contrary contained herein, pursuant to the Settlement Agreement, Smart Sand shall be entitled to retain the Initial

Prepayment (representing Buyer’s minimum liability under the Settlement Agreement), except as set forth in Section 7.4(a).

1.10    If Buyer fails to timely pay any undisputed amounts set forth in a purchase order for the purchase of Products that are due and owing to Smart Sand, except for certain charges as set forth in Appendix A related to demurrage, diversion, detention, and other related accessorial charges, Smart Sand may, after notifying Buyer in writing and allowing Buyer *** to respond, setoff and apply any and all amounts contained in the Prepayment Balance towards such undisputed past due amounts owed by Buyer hereunder, after which the Prepayment Balance shall automatically be reduced by such amount. After exercising its setoff rights hereunder, Smart Sand shall notify Buyer in writing of the setoff amounts, and Buyer shall promptly (but in no event greater than *** after Smart Sand provides notice) pay the amounts owed under the purchase order to Smart Sand, and Smart Sand shall apply such payment to restore the Prepayment Balance to its pre-setoff amount.

2.    Price and Payment Terms

2.1    The pricing for each of the Products shall be as set forth on Appendix A attached hereto and incorporated by reference (“Contract Price”). Delivery will be DAT Smart Sand’s Van Hook, ND transload facility, Incoterms 2010; provided, however: (i) upon Smart Sand’s prior written consent, which may not be unreasonably withheld, an amount of Products up to *** in each given month may be delivered FCA Smart Sand’s Oakdale, WI mining facility or Smart Sand’s Byron, WI transload facility, Incoterms 2010, using railcars provided by Buyer; and (ii) upon Smart Sand’s prior written consent, which may be withheld in its sole discretion, an amount of Products up to *** in each given month may be delivered FCA Smart Sand’s Oakdale, WI mining facility or Smart Sand’s Byron, WI transload facility, Incoterms 2010, using railcars provided by Buyer. If Buyer is unable to supply railcars for such FCA shipments, Smart Sand may supply railcars to Buyer for such shipments. Any railcars provided by Smart Sand shall be subject to that certain Rail and Railcar Usage Agreement, by and between Smart Sand and Buyer, dated of even date herewith (the “Rail and Railcar Usage Agreement”). The parties agree that all Products ordered by Buyer will be loaded onto railcars or trucks, as applicable, and shipped as specified in the purchase order, provided, however, that Buyer shall issue purchase orders in a commercially reasonable manner so as to avoid a concentration of orders or deliveries in any given week. However, Smart Sand acknowledges that the nature of the business is subject to fluctuations and Smart Sand will use commercially reasonable efforts to accommodate reasonable weekly demand swings (subject to the Monthly Maximum). All railcars and trucks supplied by Buyer will be set up to receive unpackaged Products, and delivery of the Products shall occur upon the transfer of Products into the applicable truck or railcar via a delivery chute or conveyor, as applicable. For the avoidance of doubt, transloading pricing is included in the Contract Price for DAT Van Hook, ND deliveries. The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix A.

2.2 (a)    Contract Prices do not include sales, value added, use or similar taxes and all such taxes and all fees, duties, and customs charges imposed on Smart Sand in the country or area of operations which shall be reimbursed or paid to Smart Sand by Buyer. Smart Sand shall provide all necessary documentation to support any amounts sought to be paid or reimbursed by Buyer. Buyer shall not be required to pay to Smart Sand or reimburse Smart Sand for (i) any amounts not supported by documentation, (ii) any amounts in excess of the amounts stated in the invoice, or (iii) any amounts that were known or should have been known by Smart Sand to be due and payable at the time the invoice was issued and not included on such invoice. The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied by any governmental, tribal, or other authority and shall include, but shall not be limited to, property, sales, use taxes, royalties, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees. The provisions of this clause shall continue after termination of this Agreement.

2.2 (b)    Except as provided in Section 2.2 (a), all taxes and duties arising as a consequence of the performance of Smart Sand's business are for the account of and the responsibility of Smart Sand. Buyer shall not be liable for any such taxes or duties or securities that are or may become payable, and Smart Sand shall defend, indemnify and hold harmless Buyer for Smart Sand’s failure to pay same. The provisions of this clause shall continue after termination of this Agreement.

2.3    Except as set forth herein, Smart Sand shall invoice Buyer upon delivery of Products and payment by Buyer shall be due and payable within *** after receipt of invoice. For purposes of this Section, receipt of the invoice shall be deemed to occur when the invoice is initially submitted to and accepted by Buyer’s online invoicing portal; provided, however, that Buyer shall assist Smart Sand in correcting any errors or omissions causing Buyer’s online invoicing portal to reject such invoice (which errors or omissions shall not be deemed to create a disputed invoice), and any failure by Buyer to assist Smart Sand shall cause such invoice to accrue interest at the rate set forth in the penultimate sentence of this section. Buyer shall have the right to dispute in good faith all or any portion of an invoice (including invoices reflecting Shortfalls) by providing written notice of such dispute (together with reasonable detail of the facts underlying such dispute) to Smart Sand on or before *** after the date the invoice is received by Buyer. If Buyer disputes any portion of an invoice in good faith, Smart Sand shall issue a new invoice to Buyer’s invoicing portal, and Buyer shall pay, the undisputed amounts when due. The parties shall work in good faith to resolve the dispute. When the dispute is resolved, Smart Sand shall issue an adjustment invoice reflecting the remaining amount payable pursuant to such dispute resolution, if applicable, and Buyer shall pay such amount as reflected on the adjustment invoice. In addition to (and not in lieu of) any other rights and remedies that Smart Sand has hereunder, all past due invoices shall accrue interest at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law, whichever is lesser; provided, however, that amounts disputed by Buyer in good faith shall not accrue any interest until such dispute has been resolved. The parties shall work expeditiously and in good faith to resolve disputes hereunder.
2.4    Each Subsequent Prepayment (as defined below) shall accrue interest from the date each Subsequent Prepayment is due until paid in full at a rate of *** per month, (such amount, the “Subsequent Prepayment Interest”) if not paid within *** of due date. If Buyer does not timely pay any undisputed amounts under any outstanding invoice issued in accordance with this Agreement and does not pay such past due undisputed payment in full within *** after the due date of such payment (the “Payment Cure Period”), Smart Sand may, in its sole discretion, cease providing Products to Buyer until such past due payment is made; provided, that Smart Sand shall provide written confirmation to Buyer’s designated representative (who shall be designated in writing by Buyer) of its intent to cease providing Products at any time at least *** before ceasing to provide Products; provided, further, that Smart Sand may not cease providing Products until after the expiration of the Payment Cure Period. Upon placing this instrument with an attorney for collection of past due payments (including, without limitation, any accelerated Subsequent Prepayments), Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to enforce the terms and conditions stated in this Section 2.4.

2.5    Buyer shall pay to Smart Sand an aggregate amount of $***, of which (i) $*** shall be paid via wire transfer on the Execution Date of this Agreement (the “Initial Prepayment”), (ii) $*** shall be payable within ***, (the “First Subsequent Prepayment”), and (iii) $*** shall be payable within ***, (the “Second Subsequent Prepayment” and together with the First Subsequent Prepayment and the Initial Prepayment, collectively, the “Prepayment”. If the First Subsequent Prepayment is not paid within ***, then the Second Subsequent Prepayment shall be accelerated and become immediately due and payable. For the avoidance of doubt, Buyer shall have no obligation to pay Smart Sand any Prepayment amount if Smart Sand is in material breach under this Agreement. The First Subsequent Prepayment and the Second Subsequent Prepayment are sometimes referred to herein as a “Subsequent Prepayment,”). Upon Smart Sand’s receipt of the Initial Prepayment or a Subsequent Prepayment, the balance available to apply to the amount payable by Buyer for Products purchased hereunder (the “Prepayment Balance”) shall increase by the amount of such Initial Prepayment or Subsequent Prepayment, as applicable. Smart Sand shall have no obligation to provide Products to Buyer except during such time that the Prepayment Balance exceeds zero. The Prepayment Balance shall be applied towards reducing the amounts payable by Buyer for Products purchased hereunder at a rate of *** (“Tonnage Prepayment Credits”) until the Prepayment Balance equals zero (and, for the avoidance of doubt, the Prepayment Balance shall never be less than zero). Except as set forth in this Agreement, the Prepayment shall be nonrefundable. If Smart Sand is in material breach under this Agreement and Buyer has provided Smart Sand with written notice of such material breach (which notice shall be provided on or before the due date of the applicable Subsequent Prepayment), in which event Smart Sand shall have thirty (30) business days to cure such material breach, and Buyer shall pay such Subsequent Prepayment within *** after Smart Sand cures such material breach. If Smart Sand does not cure such material breach within such thirty (30) business day cure period, then Buyer shall, in its sole discretion, promptly (but in no event more than *** after the expiration of the cure period) (i) waive such material breach and pay such Subsequent Prepayment within *** after such waiver, or (ii) exercise its right to terminate the Agreement under Section 7.

3.    Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand must agree to any such changes in writing prior to amendment of the Specifications. Smart Sand shall notify Buyer of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by Buyer. Buyer must agree to the adjustment to the Contract Prices in writing prior to any amendment of the Specifications.

4.     Delivery

4.1    Unless due to an event of force majeure or in the event Smart Sand ceases providing Products in accordance with Section 2.4, if Smart Sand is unable to supply an amount of Products at least equal to the Semiannual Minimum Tons in any semiannual period during the Term (subject to the Monthly Maximum), then Smart Sand shall pay in cash to Buyer within *** of the last day of the applicable Semiannual Period $*** for each ton that Smart Sand fails to supply to Buyer (“Smart Sand Shortfall”) during the applicable semiannual period. Any Smart Sand Shortfall shall count towards the Semiannual Minimum Tons and Minimum Tons per Year, and the Prepayment Balance shall be reduced by an amount equal to ***.

4.2    If Buyer uses Smart Sand’s railcars pursuant to Section 2.1, then in consideration of the use of such railcars, Buyer shall pay to Smart Sand the amounts set forth in the Rail and Railcar Usage Agreement.

5.    Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D for compliance with the Specifications. Smart Sand shall retain all testing records for a period of one (1) year and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Any inspection by Buyer shall be made at the point of loading into railcars at Smart Sand’s Oakdale facility; provided, however, that Buyer may conduct a sieve analysis in accordance with industry standards at Smart Sand’s Van Hook, ND terminal. Buyer may, at its expense, have a representative at Smart Sand's Oakdale facility or Van Hook facility for the purpose of such inspection and analysis. Any Products not conforming to Specifications as determined by the testing procedures set forth on Appendix D may be rejected. Any such Products shall promptly be replaced by Smart Sand at no expense to Buyer. Buyer reserves the right to inspect Products within a reasonable time at Buyer’s location and reject any Products provided not in accordance with Specifications

6.    Warranty

6.1    Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D attached hereto and incorporated by reference with respect to each Product.

6.2    Buyer acknowledges that Products may become damaged by improper handling after leaving Smart Sand's facility or terminal and that Smart Sand shall have no obligation to replace such damaged Products.

6.3    THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.    Term and Termination

7.1    This Agreement shall become effective on the Execution Date and shall expire on the earlier of (i) 11:59 p.m. on September 30, 2023, or (ii) the date on which aggregate amount of Tonnage Prepayment Credits and Retained Prepayments (retained by Smart Sand solely in connection with the Shortfalls) equals or exceeds the Prepayment (the “Term”), unless sooner terminated as provided herein. The provisions of Sections 1.5 (Shortfalls), 1.9 (Damages), 1.10 (Setoff), 2.5 (Prepayment), ), 7 (Termination), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolutions of Disputes), 14.1 (Compliance with Law), 15 (Miscellaneous) and all appendices attached hereto shall remain in full force and effect and survive any termination of this Agreement. All amounts due and payable to Smart Sand by Buyer (including, without limitation, repayment of setoff amounts pursuant to Section 1.10 and reimbursement of amounts paid by Smart Sand based on Purchase Orders provided by Buyer for shipment of Products to the Van Hook, ND terminal that were not delivered to Buyer prior to the end of the Term) at the end of the Term shall be promptly (but in no event later than *** after the end of the Term) paid to Smart Sand.

7.2    Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3	Intentionally Omitted.

7.4	The following shall occur upon termination of this Agreement:

(a)
If this Agreement is terminated by Buyer pursuant to Section 7.2, then, so long as Buyer is not in material breach of this Agreement and as Buyer’s sole and exclusive remedy, Smart Sand shall pay to Buyer *** less all amounts due and payable to Smart Sand (including, without limitation, repayment of setoff amounts pursuant to Section 1.10 and all amounts due under outstanding purchase orders). Any Subsequent Prepayments that have not been paid to Smart Sand as of the effective date of termination shall be retained by Buyer. If the amounts due and payable to Smart Sand on the effective date of termination exceeds *** on such date and to the extent Smart Sand is not in material breach of this Agreement, then Smart Sand shall retain *** and Buyer shall promptly (but in no event greater than *** after the effective date of termination) pay to Smart Sand an amount equal to ***.

(b)
If this Agreement is terminated by Smart Sand pursuant to Section 7.2 and to the extent Smart Sand is not in material breach of this Agreement and as Smart Sand’s sole and exclusive remedy, Buyer shall pay to Smart Sand all amounts due and payable to Smart Sand on the effective date of termination (including, without limitation, repayment of setoff amounts pursuant to Section 1.10 and any unpaid Subsequent Prepayments (including all accrued and unpaid Subsequent Prepayment Interest set forth in Section 2.4) and reimbursement of amounts paid by Smart Sand for shipment of Products to the Van Hook, ND terminal that have not yet been delivered to Buyer) and Smart Sand shall retain ***.

(c)
If this Agreement is terminated by Buyer pursuant to Section 9, then, so long as Buyer is not in material breach of this Agreement and as Buyer’s sole and exclusive remedy, Smart Sand shall pay to Buyer ***, less all amounts due and payable to Smart Sand on the effective date of termination (including, without limitation, repayment of setoff amounts pursuant to Section 1.10 and all amounts due under outstanding purchase orders). Any Subsequent Prepayments that have not been paid to Smart Sand as of the effective date of termination shall be retained by Buyer. If the amounts due and payable to Smart Sand on the effective date of termination exceed ***, then Smart Sand shall retain *** and Buyer shall promptly (but in no event greater than*** after the effective date of termination) pay to Smart Sand an amount equal to ***. Notwithstanding the foregoing, until such time as the aggregate Tonnage Prepayment Credits and Retained Prepayments (retained by Smart Sand solely in connection with the Quarterly Shortfalls) equals or exceeds ***, the amount, if any, payable by Smart Sand under this subsection (c) shall be further reduced by an amount equal to ***.

8.    Confidentiality

8.1    The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party's business (together the

“Confidential Information). Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not knowingly disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s employees who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule or regulation applicable to such party.

8.2    The parties’ non-disclosure obligations restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient.

9.    Force Majeure

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, labor disputes, shortage of utilities, delays in rail transportation, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the effective date of this Agreement, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control. In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that, such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect. If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity, Buyer’s requirements for Products under this Agreement, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers. If Smart Sand’s production capacity is materially impaired as a result of one of the foregoing events of force majeure and such impairment continues for ***, then Buyer may, in its sole discretion, choose to terminate this Agreement upon providing at least *** prior written notice. In the event of such termination, the parties shall have no further liability except as set forth in Section 7.4(c).

10.    LIMITATION OF LIABILITY.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.    PRODUCT NOTIFICATION

WARNING! MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING. IF YOU BREATHE FINE SILICA DUST POSSIBLY CONTAINED IN PRODUCTS YOU CAN SUFFER SEVERE, IRREVERSIBLE LUNG DAMAGE AND DEATH. SOME MEDICAL REPORTS STATE INHALATION OF SILICA DUST MAY CAUSE LUNG CANCER. MEDICAL REPORTS ALSO LINK BREATHING SILICA DUST TO CRIPPLING ARTHRITIS AND SKIN AND EYE IRRITATION. NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12.    Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:
Smart Sand, Inc.
1000 Floral Vale Blvd., Suite 225
Yardley, Pennsylvania 19067
Attention: James D. Young
Facsimile: 215.295.7911

With a copy to:
Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, New Jersey 08648
Attn: Vincent A. Vietti
Facsimile: 609.896.1469

To Buyer:        Schlumberger Technology Corporation
300 Schlumberger Drive,
Sugar Land, TX 77478
Attn: OneStim Supply Chain Manager

With a copy to:        Schlumberger Technology Corporation
300 Schlumberger Drive
Sugar Land, TX 77478
Attn: OneStim Legal

Winston & Strawn LLP
CenterPoint Energy Plaza, 25th Floor
1111 Louisiana Street

Houston, Texas 77002
Attn: Casey Berger and Brandon Duke

13.    Resolution of Disputes BOTH PARTIES AGREE THAT, TO THE EXTENT ALLOWED BY THE GOVERNING LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION INVOLVING THIS AGREEMENT.

14.    Compliance with Law

14.1    Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local (including tribal) laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2    Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

14.3    Code of Conduct/ Gifts, Entertainment and Travel. It is considered to be in conflict with Buyer’s interest for its employees or any member of their immediate family to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with Buyer. Gifts of nominal value, entertainment, meals, and social invitations that are customary and proper under the circumstances, and do not place the recipient under any obligation, are acceptable. All Buyer employees are required to abide by and advise Smart Sand of the gifts and entertainment limits set forth in the Buyer Corporate Code of Conduct. Any travel or trips offered by Smart Sand to any Buyer employee is required to be approved by an appropriate vice president, or, as per Buyer Corporate Travel Policy. Accordingly, any gifts, payment of individual expenses, including, without limitation, trips, or conveyances to Buyer employees shall be disclosed in writing to the Buyer Ethics and Compliance Group. Certain policies will be published from time to time at the Buyer website www.slb.com under the heading “About Us”. The direct link for the Buyer code of conduct and other related policies is as follows:

https://www.slb.com/about/codeofconduct.aspx

14.4    Trade. Smart Sand recognizes and agrees to comply with Buyer’s trade compliance policy. Said policy prohibits involvement in this Agreement of any entity known to be headquartered in, or owned or controlled by a national of, these countries: Cuba, Iran, Sudan or Syria. Smart Sand is also hereby on notice that Buyer will not accept goods originating from any country subject to trade sanctions including, but not limited to, Cuba, Iran, North Korea, Sudan or Syria. Should goods of such country of origin be delivered to Buyer against this explicit instruction, the goods will be immediately returned by Buyer to Smart Sand at Smart Sand’s expense. When the goods provided to Buyer (or part thereof) are subject to export control laws and regulations imposed by a government, Smart Sand will provide Buyer with applicable export control classification or rating number(s), and Harmonized Tariff Schedule

Number(s) including certificates of manufacture in accordance with the origin rules imposed by the applicable governmental authorities. If said goods are eligible for preferential tax or tariff treatment (such as free trade or international agreement), Smart Sand will provide Buyer with the documentation required to participate in said treatment.

15.    Miscellaneous.

15.1    This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2    No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules.

15.4    No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing of subsequent waiver.

15.5    The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

15.6    This Agreement may be executed in one or more counterparts and delivered via facsimile or in electronic form (such as pdf), each of which shall be deemed an original, but all of which shall constitute one and the same document.

15.7    The headings herein are for reference purposes only and are not to be considered in construing this Agreement.

15.8    If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.                    Schlumberger Technology Corporation
(“Smart Sand”)                        (“Buyer”)

By:        /s/ John Young                By:        /s/ Ahmed Adel
Name:        John Young                Name:         Ahmed Adel
Title:         COO                    Title:         Controller

[Signature Page to Second Amended and Restated Master Product Purchase Agreement]

APPENDIX A
Product Pricing

Contract Prices are the sum of Base Prices and Quarterly natural gas surcharges (if applicable), as detailed below. Pricing for shipments each month shall be based on the Contract Prices for the current quarter.

1)    Base Prices include all transloading and rail shipment charges (for Van Hook delivery only) including rail fuel surcharges. Base Prices during the Term of this Agreement shall be as follows:

Delivery Type	Price per Ton
DAT Van Hook, ND Transload Facility*	$***
FCA Oakdale, WI Mining Facility**	$***
FCA Byron, WI Transload Facility**	$***

*    The rail shipment charges for this shipment are subject to adjustments set forth in Section 3 below. Notwithstanding anything to the contrary contained herein, Smart Sand may, in its sole discretion, satisfy any order of Products by providing Products that are already located at the Van Hook, ND facility, in accordance with the pricing terms set forth above.

**    The pricing for these Products does not include rail and shipping costs, transloading charges, railcar fees, and other transportation fees, including, without limitation, demurrage charges, diversion charges, and insurance costs. Buyer shall be solely responsible for such costs, fees and charges and in the event Smart Sand pays such costs, fees, or charges Buyer shall reimburse Smart Sand. Buyer may issue a purchase order for the shipments hereunder that include additional rail and other charges. Buyer and Smart Sand agree that the purchase order will consist of a single line item that is inclusive of all such charges, including Product Pricing. However, all demurrage, diversion, detention, and other related accessorial charges shall be invoiced separately by Smart Sand after such charges are incurred, and such charges shall not be subject to the setoff rights in Section 1.10 of the Agreement.

2)    Quarterly natural gas surcharges adjustments, starting on the Execution Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on www.eia.gov/dnav/ng/hist/rngwhhdm.htm for the preceding calendar quarter is above the Bench Mark, set at $*** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of $*** per ton for every $*** per MMBTU increase in the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all Products. For increases of less than $*** per ton, the surcharge will be prorated, i.e., if the ANGP for a prior quarter averages $*** per MMBTU, the surcharge will be $*** per ton for the following quarter.
As an example, if the ANGP for January, February and March is $***, then $*** will be added to the applicable Base Price for April, May and June. Additionally, if the ANGP for April, May and June is $*** or less, than $*** will be added to the Base Price for July, August and September.

3)    Rail Charges:

(A)
In the event that Buyer requests additional Product out of Van Hook that was not part of a Purchase Order provided in accordance with Section 1.3 and such request requires a manifest shipment by Smart Sand, Smart Sand must obtain Buyer’s advance approval in writing for any associated costs. Buyer shall not be obligated to pay for any costs that are not approved in advance in writing by Buyer.

(B)
The Base Price for delivery to Van Hook, ND includes the all the rail charges and fees currently assessed by Smart Sand’s rail carrier for the shipment of Products (the “Base Rail Charge”). If the rail charge paid by Smart Sand to the rail carrier in connection with the shipment of Products hereunder changes the Base Rail Charge (such charge, the “New Rail Charge”), then the Base Price shall be adjusted by an amount equal to the difference between the New Rail Charge per ton and the Base Rail Charge per ton. Smart Sand must notify Buyer in writing *** in advance of any changes to contracted base rates with a Class I rail company. Smart Sand expressly acknowledges and agrees that pricing rates in Appendix A will be modified in accordance with the revised rail base rate and will apply to orders placed *** after Smart Sand notifies Buyer in advance in writing.

(C)
If Buyer disputes in good faith Smart Sand’s determination of whether the Base Price should be increased due to a New Rail Charge, or the amount of any such increase, Buyer may request that the determination be referred to a nationally recognized public accounting firm that is not then providing audit, tax or other services to either party. The parties shall promptly agree in good faith upon the identity of such accounting firm. Smart Sand shall provide the accounting firm with all relevant information regarding rail charges assessed by Smart Sand’s rail carrier for the shipment of Products, which shall be confidential and shall not be shared with Buyer or any third party. Buyer shall provide the accounting firm with the relevant information about its Product purchases. After reviewing such information, the accounting firm shall render its determination of whether Smart Sand may increase the Base Price and if so, what the appropriate change shall be. Such accounting firm’s determination shall be conclusive, absent manifest error. The parties shall share equally the cost of the accounting firm’s services.

APPENDIX B

Product Mix Parameters

Buyer acknowledges the need for a balanced Product sales mix output from Smart Sand’s facilities. The following product mix shall apply commencing on the Execution Date:

Product Category	Monthly Volumes (Tons)*
***	***
***	***
Total	100%

*The individual mesh sizes within each category shall be split on a *** basis, and the individual mesh sizes shall be allocated to such *** split in the discretion of Buyer. The assignment of individual mesh sizes to each component of the *** split may be adjusted on a monthly basis. For example, in Month 1 the allocation may be ***, and in Month 2, the allocation may be ***. The foregoing may be adjusted at Buyers request and subject to availability as determined by Smart Sand in its sole discretion, on a case-by-case basis upon the written consent of Smart Sand. Notwithstanding the foregoing, Buyer may order up to *** but in no event may Buyer order more than ***.

APPENDIX C

Specifications

Oakdale, Wisconsin (except as set forth below)

Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size –***	***
% In Size –***	***
% In Size –***	***
% In Size –***	***
Sieve Analysis (conducted by Buyer at Van Hook terminal):
<0.1% of sample larger than first specified sieve size
% In Size –***	***
% In Size –***	***
% In Size –***	***
% In Size –***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix C. All testing shall be conducted during periods when Smart Sand’s Oakdale facility is operational and not during down time. Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1. ***

2. ***

3. ***

4. ***

In addition, Smart Sand will test and provide a sieve analysis of every rail car and send a COA for each car with the corresponding invoice.

SCHEDULE 1

Initial Forecast

[see attached]